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                                                                    EXHIBIT 12.1

                             Cedar Brakes I, L.L.C.
             Statement Regarding Ratio of Earnings to Fixed Charges
                      (In Thousands, Except Ratio Amounts)


                                                                         Period From Inception (March 3, 2000)
                                                                                           to
                                                                                   December 31, 2000
                                                                         -------------------------------------
Income from Continuing Operations                                                   $(3,132)

Add:  Fixed Charges                                                                   7,055
                                                                                    -------
Earnings                                                                              3,923
                                                                                    -------
Fixed Charges:
         Interest expense and capitalized amounts
             (including construction and related
             fixed charges)                                                           6,894
         Net amortization of issuance costs
             (including capitalized amounts)                                            161
                                                                                    -------
Total Fixed Charges                                                                 $ 7,055
                                                                                    =======
Ratio of Earnings to Fixed Charges                                                       --(1)
                                                                                    =======

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(1) Earnings were inadequate to cover fixed charges by $3,132 thousand from inception to December 31, 2000.